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                                                                    Exhibit 2.1

                                                                 EXECUTION COPY



                                AMENDMENT NO. 1
                                       TO
                          AGREEMENT AND PLAN OF MERGER
                                     AMONG
                            SFX ENTERTAINMENT, INC.,
                             SFX ACQUISITION CORP.
                                      AND
                            THE MARQUEE GROUP, INC.




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           AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER dated as of
September __, 1998, among SFX Entertainment, Inc., a Delaware corporation ("SFX"), SFX Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of SFX ("Acquisition Sub"), and The Marquee Group, Inc., a Delaware corporation ("Marquee").

           WHEREAS, SFX, Acquisition Sub and Marquee have entered into an Agreement and Plan of Merger, dated as of July 23, 1998 (the "Merger Agreement"), pursuant to which, among other things, the parties agreed to the merger of Acquisition Sub with and into Marquee, upon the terms and subject to the conditions set forth in the Merger Agreement;

           WHEREAS, the parties to the Merger Agreement desire to amend certain terms and conditions thereof, as set forth herein; and

           WHEREAS, capitalized terms used but not defined herein have the meanings ascribed to them in the Merger Agreement;

           NOW, THEREFORE, the parties to the Merger Agreement further agree as follows:

1. The first sentence of Section 6.01(a) of the Merger Agreement is hereby amended to delete the words "60 days" and to insert the words "75 days" in lieu thereof.

2. Section 6.03(a) of the Merger Agreement is hereby amended by the addition of the following sentence at the end of the paragraph:

           "Notwithstanding anything herein to the contrary, the withdrawal and prompt re-filing of SFX's filings with respect to the Merger pursuant to the HSR Act on or about September 18, 1998, shall not be deemed to violate this Agreement, nor shall the taking of any reasonable action in dealing with inquiries with respect to the Merger by the Department of Justice be deemed to violate this Agreement; provided, however, that nothing contained herein shall be deemed to require consummation of the Merger on any terms other than as set foth in this Agreement."

3. Except to the extent expressly set forth in this Amendment No. 1 to Agreement and Plan of Merger, no terms and conditions of the Merger Agreement are amended or modified hereby, and all such terms and conditions shall remain in full force and effect.



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           IN WITNESS WHEREOF, SFX, Acquisition Sub and Marquee have caused this Amendment No. 1 to the Agreement and Plan of Merger to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                                    SFX ENTERTAINMENT, INC.


                                    By: /s/ Howard J. Tytel
                                       ---------------------------------------
                                        Howard J. Tytel
                                        Executive Vice President and Secretary


                                    SFX ACQUISITION CORP.


                                    By: /s/ Howard J. Tytel
                                       ---------------------------------------
                                        Howard J. Tytel
                                        Executive Vice President and Secretary


                                    THE MARQUEE GROUP, INC.


                                    By: /s/ Robert M. Gutkowski
                                       ---------------------------------------
                                        Robert M. Gutkowski
                                        President and Chief Executive Officer